UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2004
Date of Report
(Date of earliest event reported)

SCIENTIFIC TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Oregon	0-12254	77-0170363
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6550 Dumbarton Circle
Fremont, CA    94555
(Address of principal executive offices including zip code)

(510) 608-3400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant

(a) Former independent accountants

Effective June 1, 2004, Scientific Technologies Incorporated (STI) dismissed PricewaterhouseCoopers LLP (PwC), which had previously served as STI's independent accountants, and engaged BDO Seidman, LLP as its new independent accountants. The Audit Committee of STI's Board of Directors participated in and approved the recommendation to change independent accountants.

The reports of PwC on the financial statements of STI for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits of STI for the two most recent fiscal years and through June 1, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through June 1, 2004, there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

STI has furnished to PwC the statements made in this Item 4 and has requested that PwC furnish it with a letter addressed to the Commission stating whether or not it agrees with such statements. A copy of such letter, dated June 4, 2004, is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent accountants

As stated above, STI engaged BDO Seidman, LLP (BDO) as its new independent accountants effective June 1, 2004. The Audit Committee of STI's Board of Directors recommended such engagement.

During the two most recent fiscal years and through June 1, 2004, STI has not consulted with BDO on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on STI's financial statements, in each case where a written report was provided or oral advice was provided that BDO concluded was an important factor considered by STI in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S- K.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

16.1     Letter of PricewaterhouseCoopers LLP.

99.1     Press Release announcing change in auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2004	Scientific Technologies Inc.
By: /s/ Richard O. Faria Richard O. Faria Vice President, Finance and Administration Chief Financial Officer

INDEX TO EXHIBITS
Exhibit Number	Description
16.1	Letter of PricewaterhouseCoopers LLP. PDF
99.1	Press release announcing change of auditors. PDF

   PDF     Also provided in PDF as a courtesy.